Exhibit 10.2

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LICENSE AND ROYALTY AGREEMENT

This LICENSE AND ROYALTY AGREEMENT (the “License Agreement”) is entered into as of May 26, 2005 between:

(1)	PFIZER INC. a Delaware corporation, having an office at 235 East 42nd Street, New York, New York 10017 and its Affiliates (“Pfizer”), and

(2)	RENOVIS, INC., a Delaware corporation, having an office at Two Corporate Drive, South San Francisco, California 94080 and its Affiliates (“Renovis”).

BACKGROUND:

1.	Renovis is a biotechnology company that has a research program in active development involving VR-1 antagonists to treat diseases and disorders. Pfizer is a major pharmaceutical company with resources and expertise to develop, manufacture and market novel pharmaceutical products, with a research program in active development involving VR-1 antagonists to treat diseases and disorders.

2.	Renovis and Pfizer would like to collaborate to advance their mutual programs with the aim of identifying one or more drug candidates suitable for development and commercialization as pharmaceutical products.

3.	Pfizer and Renovis enter into this License Agreement to set out the terms governing Pfizer’s development and commercialization of products arising from the research collaboration. Pfizer and Renovis will also enter into the Research Agreement, effective as of the same date, to govern the research collaboration. All Appendices also apply to the Research Agreement.

4.	Together the Research Agreement and this License Agreement are a single transaction. Entry into one is conditioned on entry into the other.

THE PARTIES AGREE AS FOLLOWS:

1.	Defined Terms. The meanings of defined terms used in this License Agreement are listed in Appendix A.

2.	Grant of Licenses.

2.1	Non-Exclusive Research License. Renovis and Pfizer hereby grant to each other a nonexclusive, worldwide, royalty-free, license, without the right to grant sublicenses, to make and use, during the term of the Research Agreement, the Renovis Technology, Renovis Patent Rights, Pfizer Technology and Pfizer Patent Rights, as the case may be, for the sole purpose of performing their respective obligations under the Research Plan. This license does not include any right to make and use any of the foregoing in the sale or manufacture for sale of products, processes or services.

2.2	Exclusive Development and Commercialization License Granted to Pfizer. Renovis grants to Pfizer an exclusive, worldwide, royalty-bearing license, including the right to grant sublicenses, to manufacture, use, sell, offer for sale and import Products under Renovis’s rights in the Licensed Patent Rights and Licensed Technology. Unless earlier terminated as described in Section 11 of this License Agreement, the term of the license to Licensed Patent Rights in this Section 2.2 will end on expiry of the last to expire of the Licensed Patent Rights.

2.3	Non-Exclusive [ * ] Technology License. Subject to the exclusive license granted in Section 2.2, Renovis and Pfizer hereby grant to each other a nonexclusive, worldwide, royalty-free (except as to any Product comprising [ * ] Technology), license, under their ownership interests in the [ * ] Technology, including the right to grant sublicenses, to make, use, sell and import any inventions claimed in any [ * ] Patent Right or otherwise comprising [ * ] Technology. The license granted in this Section 2.3 will expire on the later of (a) [ * ] after the Effective Date of this License Agreement, as to unpatented [ * ] Technology, or (b) upon expiration of all Valid Claims of a [ * ] Patent Right covering patented [ * ] Technology, as to patented [ * ] Technology.

2.4	Non-Exclusive Know-How and Materials License. Renovis and Pfizer hereby grant to each other a nonexclusive, worldwide,

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royalty-free, license, without the right to grant sublicenses, to use each other’s non-patented know-how and non-patented tangible materials, exchanged pursuant to the Research Plan, solely for research purposes for a period of [ * ] from the Effective Date of this License Agreement.

2.5	Paid-Up License. Unless earlier terminated as described in Section 11 of this License Agreement, Pfizer will have a paid-up license permitting royalty-free manufacture, use, sale, offer for sale and import of Products in a country after the end of Pfizer’s last obligation to pay royalties on the Net Sales of Product in the country on a Product-by-Product basis.

2.6	Sub-Licenses. If Pfizer grants a sublicense pursuant to this Section 2, Pfizer shall guarantee that all sublicensees fulfill all of Pfizer’s obligations under this License Agreement; provided, however, that Pfizer shall not be relieved of its obligations pursuant to this License Agreement. Upon Renovis’s request, Pfizer will notify Renovis of the identity of sublicensees.

2.7	No Implied Rights, Retained Rights. This License Agreement confers no right, license or interest by implication, estoppel or otherwise under any Patent Rights, know-how or other intellectual property rights of either party except as expressly set forth in this Section 2. Each party hereby expressly retains and reserves all rights and interests with respect to patents, patent applications, know-how or other intellectual property rights not expressly granted to the other party hereunder.

3.	Development Program.

3.1	Product Development. Pfizer will develop and exploit Products using Commercially Reasonable Efforts. Pfizer will have [ * ] and discretion to make [ * ] decisions relating to Product development and commercialization (including termination).

3.2	Development Plans. Each year Pfizer will prepare a development plan (“Development Plan”) for each Product it is developing under this License Agreement. The Development Plan will include the information described in Appendix I. Before a Development Plan is finalized, it will be given to the Steering Committee for review. The Steering Committee may recommend changes to the Development Plan, [ * ] of these recommendations.

3.3	Reports. After each year, Pfizer will submit to the Steering Committee a written report summarizing the work undertaken during the year to develop any Products under this License

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Agreement. The report must be submitted within 30 days after the end of the year. If there is a material change in the priority of the development of a Product under this License Agreement or a material decrease in the resource allocation described in the relevant Development Plan, Pfizer will provide the Steering Committee with a written report describing the change and the reasons for the change. Further, if Pfizer acquires a Product from a third party by license or other means, it must - subject to its obligations to such third party - notify the Steering Committee in writing and describe the impact, if any, on the development of any Product under this License Agreement.

4.	Steering Committee.

4.1	Purpose. The Steering Committee established under Section 3 of the Research Agreement will monitor and oversee the development of Products. The Steering Committee will have the following responsibilities with respect to the development of Products, as detailed further in Appendix H:

(a)	review and evaluate progress under the Development Plan;

(b)	review and provide comments on the Development Plan for each year;

(c)	monitor the exchange of information and materials between the parties;

(d)	monitor the priority of the development of a Product ;

(e)	monitor progress toward achievement of Development milestones; and

(f)	monitor progress through development of Products.

Specific activities in the areas above are outlined in Appendix H.

4.2	Meetings. After the end of the Research Program, the Steering Committee will meet at least once each year in person. The parties will take turns in selecting the date and location of the meetings.

4.3

Commercialization. Upon NDA Approval of a Product developed under this License Agreement, Pfizer will allocate a member of its staff to oversee its continuing obligations under this License Agreement and to act as a point of contact for Renovis with respect to any matters relating to the commercialization of Products developed under this License Agreement. Pfizer will submit to Renovis a written report semi-annually summarizing the commercialization strategy and progress towards achievement of sales performance milestones for any Products developed under

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this License Agreement. The annual report must be submitted within 30 days after the end of the year.

5.	Payments. In return for the licenses granted to Pfizer under Section 2, Pfizer will make the following payments to Renovis:

5.1	Upfront Payment. Pfizer will pay Renovis the non-refundable sum of $10,000,000 within 10 days after the Effective Date.

5.2	Milestone Payments.

5.2.1	Early Milestones. If Pfizer achieves an early milestone described in Table 1, Pfizer will pay Renovis the non-refundable sum noted for the milestone. But:

(a)	the [ * ] testing milestone payment will only be paid [ * ], regardless of how many compounds achieve it;

(b)	the [ * ] milestone payment will only be paid for the [ * ] Products arising from the Research Program.

5.2.2	Development Milestones. If a Product achieves a development milestone described in Table 1, Pfizer will pay Renovis the non-refundable sum noted in Table 1 for that milestone, on a Product-by-Product basis, unless:

(a)	the Product would not - in the absence of a license - infringe a Valid Claim of the Licensed Patent Rights or Pfizer Patent Rights;

(b)	the Product had previously achieved the milestone; or

(c)	another Product developed under the Research Program for the same Indication previously achieved the milestone.

5.2.3	Indications. The milestone payments for the [ * ] will be payable for any Indication, but the milestone payments for the [ * ] Indication and [ * ] Indications will only be payable if [ * ] Indication is listed in Appendix D. If a Product achieves a development milestone for multiple Indications (a) during [ * ] clinical study or (b) resulting from the filing of [ * ] Regulatory Approval application, the [ * ] Indication milestone payments will not be accumulated - only the highest milestone payment will be due.

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Table 1. Early and Development Milestones

Event	Amount ($)
Early Milestones
Dosing for [ * ] testing of a compound from Renovis Technology	[ * ]
Issuance of a [ * ] for a Product	[ * ]

Development Milestones	[ * ]	[ * ]
Commencement of Phase I Clinical Trial	[ * ]	[ * ]
Commencement of Phase IIa Clinical Trial	[ * ]	[ * ]
Commencement of a Phase III Clinical Trial	[ * ]	[ * ]
Filing of NDA with FDA	[ * ]	[ * ]
Filing of NDA equivalent with a Regulatory Authority in a member State of the EU	[ * ]	[ * ]
Filing of NDA equivalent with the Regulatory Authority in Japan	[ * ]	[ * ]
Regulatory Approval in U.S.	[ * ]	[ * ]
Regulatory Approval by a Regulatory Authority in a Member State of the EU	[ * ]	[ * ]
Regulatory Approval by the Regulatory Authority in Japan	[ * ]	[ * ]

5.3

Royalties on Net Sales. Pfizer will pay Renovis a royalty, on a Product-by-Product basis, based on each Product’s worldwide Net Sales, for sales made in a particular country. The royalty rate will be determined by increments of worldwide Net Sales of the Product as set forth in Table 2. If any of the payments made by Pfizer

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pursuant to Section 5.3 (the Royalty Payment provision) become subject to withholding taxes under the laws of any jurisdiction, Pfizer will reduce the amount of payments to Renovis commensurate with such withholding amount in the relevant jurisdiction, and shall transmit to Renovis an official tax certificate or other evidence of such tax obligations together with proof of payment from the relevant Governmental Authority of all amounts deducted and withheld. In the event that it is subsequently determined that the sum withheld was greater than the final tax obligation, Pfizer will credit Renovis with such amount.

Table 2. Royalty Rates on Net Sales

Annual Worldwide Net Sales ($Millions)	Royalty Rate
[ * ]	[ * ]
Greater than $[ * ] up to $[ * ]	[ * ]
Greater than $[ * ]	[ * ]

5.3.1	With respect to the sale of Products in countries where the manufacture, use, sale, offer for sale or import of the Product would - in the absence of a license - infringe a Valid Claim of Licensed Patent Rights or Pfizer Patent Rights in that country, Pfizer shall pay the royalty rates set forth in Table 2.

5.3.2	With respect to the sale of Products in countries where none of the manufacture, use, sale, offer for sale or import of the Product would infringe a Valid Claim of Licensed Patent Rights or Pfizer Patent Rights, so long as the manufacture, use, sale, offer for sale or import of the Product [ * ], Pfizer shall pay either:

(a)	[ * ] royalty rates set forth in Section 5.3.1 if there is

[ * ] for the sale of the Product; or

(b)	[ * ] royalty rates set forth in Section 5.3.1 if there is

[ * ] for the sale of the Product.

5.3.3	Combination Products. For Combination Products, royalties will be calculated on Combination Net Sales.

5.4	Performance Milestones on Net Sales. If a Product achieves a sales performance milestone described in Table 3, Pfizer will pay Renovis the sum noted for that milestone on a Product-by-Product basis.

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5.4.1	The milestone payment will only be paid the first time each Product achieves the milestone.

5.4.2	The Net Sales used to calculate milestone payments will be based on worldwide Net Sales of Products on which royalties are payable under Section 5.3. For Combination Products, milestones will be calculated on Combination Net Sales.

Table 3. Sales Performance Milestones on Net Sales Worldwide ($Million)

Sales Performance Milestones	Payment
Annual worldwide sales of [ * ]	[ * ]
Annual worldwide sales of [ * ]	[ * ]
Annual worldwide sales of [ * ]	[ * ]

5.5	Currency Conversion. The amount of Net Sales in any foreign currency will be computed by:

(a)	converting the Net Sales into U.S. dollars at the prevailing commercial rate of exchange for the purchase of U.S. dollars as published in the Wall Street Journal for the close of the last business day of the calendar quarter for which the relevant royalty payment is due; and

(b)	deducting the amount of any governmental tax or other fee actually paid to convert the payments into U.S. dollars.

5.6	Payment.

5.6.1	All payments will be made in U.S. currency by electronic funds transfer.

5.6.2	Pfizer will notify Renovis in writing within 15 days of achievement of the relevant milestone, as applicable.

5.6.3	All payments - other than [ * ] payments - will be made within 30 days after receipt and [ * ] by Pfizer of an invoice from Renovis.

5.6.4	Royalty payments on Net Sales will be made within 60 days after the end of each calendar quarter in which the Net Sales are made. These payments must be accompanied by a statement showing:

(a)	Net Sales of each Product by Pfizer or any sublicensee of Pfizer in each country;

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(b)	the applicable royalty rate for the Product; and

(c)	a calculation of the amount of royalty due, including any offsets.

5.7	Records and Inspection.

5.7.1	Records. Pfizer must keep accurate records of its sales of each Product. The records must conform to generally accepted accounting principles (GAAP) as practiced in the United States. The records must be kept for at least three years after the date of each royalty payment corresponding to the records.

5.7.2	Inspection. For three years after a royalty payment, Renovis may - at its own expense - appoint an independent, certified public accountant to inspect records corresponding to the royalty payments. The accountant must be reasonably acceptable to Pfizer.

5.7.3	Notice and Place. Before inspecting the records Renovis must give Pfizer reasonable notice. Pfizer must make the records available for the inspection during regular business hours at the place where the records are usually kept.

5.7.4	Findings. The accountant’s findings will be binding on the parties.

5.7.5	Timing and Frequency. Renovis may only inspect the records once each calendar year and may only inspect the records for any royalty payment once. If Renovis does not inspect the records for a royalty payment within three years after the payment being made, Renovis will be deemed to have accepted the accuracy of the records.

5.7.6	Confidentiality. All information learned by Renovis during an inspection will be deemed Pfizer’s Confidential Information.

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6.	Treatment of Confidential Information.

6.1	Disclosure.

6.1.1	Except as provided in Sections 6.1.2, 6.1.3 and 6.1.4, a party may not disclose to a third party, including, but not limited to, the U.S. Patent and Trademark Office or equivalent foreign regulatory body, the following information without the written permission of the other party:

(a)	the other’s Confidential Information disclosed under this License Agreement;

(b)	the terms of this License Agreement.

6.1.2	If a party is required by law to disclose this information, it must give the other party prompt notice and cooperate with the other party if it seeks - at its expense - a protective order. A party may - without the other’s permission - disclose information that (a) its legal counsel advises it is required to disclose in such cases as such disclosure is so required without sufficient time, in the reasonable judgement of the party, to obtain a protective order or (b) is required, in the reasonable judgment of a party, to be disclosed to comply with applicable laws, including without limitation rules of the U.S. Securities and Exchange Commission.

6.1.3	Pfizer and Renovis may disclose the other’s Confidential Information only to their directors, officers, employees, agents and consultants.

6.1.4	A party may disclose the other’s Confidential Information to a third party: (a) for use under a sublicense granted under this License Agreement; or (b) approved by the parties to provide services to support the Research Program. The third party must be bound by contract to maintain such information in confidence on the same terms as are set forth in this Section 6.

6.1.5	A party may disclose the terms of this License Agreement to its:

(a)	advisors;

(b)	any investor that would qualify as accredited as defined in 17 C.F.R. Section 230.501(a);

(c)	investment bankers; and

(d)	any acquirer of substantially all of the assets to which this License Agreement relates.

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Each party must ensure that each of the individuals or entities in this Section 6.1.5 are bound by contract to maintain the terms of this License Agreement in confidence.

6.2	Use. Pfizer and Renovis may only use the other’s Confidential Information as permitted by this License Agreement or the Research Agreement.

6.3	Measures. Pfizer and Renovis each will use the same measures to protect the other’s Confidential Information as it uses to protect its own Confidential Information. Each party must ensure that each of its directors, officers, employees, agents and consultants who will have access to the other’s Confidential Information are bound by contract to maintain the information in confidence.

6.4	Return of Information. After termination of this License Agreement and the Research Agreement, a party will return or destroy all copies of the other’s Confidential Information when requested by the other party, but one copy may be kept so that the party can monitor its continuing obligations under this License Agreement. The Confidential Information will be returned within 60 days after the request.

6.6	Duration. The obligations of this Section 6 will end:

(a)	if the Confidential Information enters the public domain through no fault of the party; or

(b)	seven years after the end of the License Agreement.

6.7	Other Information. The restrictions in this Section 6 do not apply to information that a party has or obtains outside of the scope of the definition of Confidential Information even though it is of the same or similar content.

6.8	Publication. The results of clinical trials with Products under this License Agreement may be published by Pfizer in accordance with its Policy for the Publication of Clinical Trials and Clinical Trial Data or otherwise as part of a scientific presentation or publication after scientific review by the Steering Committee.

7.	Filing, Prosecution and Maintenance of Renovis Patent Rights.

7.1	Renovis’s Obligations. Renovis must take the following steps in connection with Renovis Patent Rights:

7.1.1	Give Pfizer a copy of any draft application before it is filed so that Pfizer can give Renovis comments on the substance of the application.

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7.1.2	Consult with Pfizer regarding the countries in which patent applications should be filed and file patent applications in those countries requested by Pfizer.

7.1.3	Take all reasonable steps to prosecute all patent applications.

7.1.4	Respond to proceedings filed by third parties against the patent applications.

7.1.5	File all papers and, subject to Section 7.4, pay all fees necessary to maintain any granted patents.

7.1.5	Take all actions reasonably requested by Pfizer to maintain any granted patents.

7.1.6	Give Pfizer copies of all documents relating to the filing, prosecution and maintenance of patent applications and granted patents.

7.1.7	Give Pfizer a report detailing the status of all patent applications and granted patents every six months.

7.1.8	Obtain Pfizer’s consent before taking any step in connection with the filing, prosecution or maintenance of any Renovis Patent Right claiming a VR-1 Antagonist. Subject to complying with the other provisions of this Section 7, Renovis does not need to obtain Pfizer’s consent to take any step required to prevent a material, adverse impact on Renovis Patent Rights.

7.1.9	Give Pfizer prompt notice of any decision to not file a patent application or to abandon an application or a granted patent. After receiving this notice, Pfizer may - at its expense - take over the filing, prosecution or maintenance of the patent application or granted patent. If this occurs, the relevant Renovis Patent Rights will be [ * ] to Pfizer and become Pfizer Patent Rights.

7.2

Pfizer’s Obligations. With respect to the obligations of Renovis in Section 7.1 that require instructions or comments from Pfizer, Pfizer will provide such comments or instructions within a reasonable time, so as not to delay the filing or prosecution of Renovis Patent Rights. With respect to Sections 7.1.1, 7.1.2 and 7.1.8, in particular, Pfizer will provide comments on any draft of patent application, instructions as to countries in which patent applications must be filed, or consent to Renovis to take any action with respect to filing, prosecution or maintenance to Renovis within a reasonable time, not to exceed 30 days from the date that Pfizer receives the document for review or the request for comments and instructions from Renovis. If Pfizer is unable to provide such comments or

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instructions within 30 days, Pfizer will notify Renovis within 10 days thereafter, in which event the time period may be extended for no more than an additional 30 days, so long as such extension does not impair or extinguish any legal rights of Renovis. Should such extension result in the assessment of extension fees payable to a patent office or similar governmental agency, Pfizer will bear the cost of such fees.

7.3	Disclaiming. Renovis may not disclaim a Valid Claim within Renovis Patent Rights without the written permission of Pfizer.

7.4	Costs.

7.4.1	Major Country Patents. Pfizer will reimburse Renovis for [ * ] of the costs Renovis is obliged to incur under Section 7.1 for Renovis Patent Rights in the Major Countries.

7.4.2	Other Country Patents. Pfizer will reimburse Renovis for [ * ] of the costs Renovis is obliged to incur under Section 7.1 for Renovis Patent Rights in countries other than the Major Countries.

7.4.3	Abandonment. If Pfizer does not wish to continue to support the filing, prosecution or maintenance of any Renovis Patent Rights, it must notify Renovis in writing. From the date of the notification, Pfizer’s obligations under Sections 7.4.1 and 7.4.2 will end, and Pfizer’s license under Section 2.2 to the relevant Renovis Patent Rights will terminate.

7.5	Extensions. Pfizer may take all actions reasonably necessary - either in its own name or in the name of Renovis - to obtain patent extensions under 35 U.S.C. Section 156 and foreign counterparts for the appropriate Program Patent Rights, which shall be determined by Pfizer in its reasonable judgment so as to best maximize the period of market exclusivity for Products. Renovis must - at Pfizer’s expense - cooperate with Pfizer and sign all documents requested by Pfizer in connection with obtaining the extension.

8.	Filing, Prosecution and Maintenance of Pfizer Patent Rights.

8.1	Pfizer’s Obligations. Pfizer must take the following steps in connection with Pfizer Patent Rights claiming a Product:

8.1.1	Give Renovis copies of all official correspondence relating to the filing, prosecution and maintenance of patent applications and granted patents.

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8.1.2	Give Renovis a report detailing the status of all patent applications and granted patents every six months. Pfizer will not have an obligation to provide a report if there has not been a material change in status since the last report.

9.	Legal Action.

9.1	Enforcement.

9.1.1	Notice and Right to Sue. Pfizer must notify Renovis promptly in writing if it becomes aware that a third party is infringing, or is threatening to infringe, any Licensed Patent Rights relating to a Product. Pfizer may, at its expense, take any action it deems necessary to prevent the infringement. If, however, Pfizer does not notify Renovis of its intention to sue the third party within 120 days after notifying Renovis of the threat or infringement, Renovis may, at its expense, take any action it deems necessary to prevent the infringement.

9.1.2	Joining the Other Party. If the party taking action determines that it is necessary or desirable, it may require the other part to join the suit. The other party must, at the expense of the party taking action, execute all papers and perform any other acts reasonably required to commence the suit. If the party taking action lacks standing, the other party will bring the suit if it has standing. The party taking or requiring action will indemnify the other party for all litigation costs.

9.1.3	Recovered Funds. The party taking action will have the right to reimburse itself out of any sums recovered in the suit or in its settlement for all costs related to the suit actually incurred by the party. The other party will then be reimbursed for all costs related to the suit actually incurred by it. The other party will be paid [ * ] of any remaining funds with the balance to be retained by the party taking the action.

9.1.4	Right to Representation. Each party will always have the right to be represented by counsel of its own selection and at its own expense in any suit instituted by the other under this Section 9.

9.2

Defense of Infringement Claims. If either party becomes aware of an imminent or threatened action from a third party or if a third party brings suit against Pfizer or any Pfizer sublicensee alleging that Pfizer or Pfizer’s sublicensee, by reason of the practice of

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Licensed Patent Rights in the manufacture, use or sale of a Product, infringes the third party’s intellectual property rights:

(a)	The noticed party must give the other party prompt written notice and give the other party a copy of each communication or information relating to the alleged infringement;

(b)	Renovis must, at Pfizer’s expense, cooperate with Pfizer’s filing of an action for declaratory relief or defense of the suit, as the case may be;

(c)	Renovis will authorize Pfizer to conduct any declaratory action or dispose of the suit, as the case may be;

(d)	Pfizer must obtain Renovis’s consent to any part of settlement that contemplates payment or other action by Renovis or has a material adverse effect on Renovis’s business; and

(e)	Pfizer may, at its expense, require Renovis to institute or join any defense and Renovis must execute all documents and take all other actions that may reasonably be required in connection with the defense.

10.	Third Party Licenses. If Pfizer’s manufacture, use or sale of a Product in any country would, in the opinion of both Pfizer and Renovis, infringe a patent owned by a third party, Pfizer may - at its expense - attempt to license the patent. Pfizer may deduct [ * ] of any license fees from royalty payments due to Renovis under this License Agreement, but royalties payable to Renovis must not be reduced by more than [ * ] on a country-by-country basis.

11.	Term and Termination.

11.1	Term. Unless earlier terminated, this License Agreement will continue until the last Licensed Patent Right expires.

11.2	Breach Events. The following will be breach events (“Breach Events”):

(a)	Any material representation or warranty of a party under this License Agreement proves to have been incorrect in any material respect when made.

(b)	A party fails in any material respect to perform or observe any material term of this License Agreement, but only if the failure remains unremedied for 30 days after written notice from the other party.

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(c)	A party fails to materially satisfy the covenants in Section 14, but only if the failure remains unremedied for 30 days after written notice from the other party.

11.3	Termination.

11.3.1	If a party is responsible for a Breach Event, the other party may terminate this License Agreement [ * ] by giving written notice.

11.3.2	After the end of the Research Program, Pfizer may terminate this License Agreement at any time by giving [ * ] written notice to Renovis.

11.4	Effect of Termination.

11.4.1	Termination or expiration of this License Agreement will terminate the licenses in Section 2.1 of this License Agreement.

11.4.2	Termination of this License Agreement by Renovis pursuant to Section 11.3.1 or by Pfizer pursuant to Section 11.3.2 will terminate the licenses in Section 2.2 of this License Agreement.

11.4.3	Termination of this License Agreement by Pfizer pursuant to Section 11.3.1 will not terminate the license in Section 2.2 of this License Agreement, subject to Pfizer’s payment obligations as described in Section 5 of this License Agreement.

11.4.4	Termination of this License Agreement will not terminate licenses in Sections 2.3 or 2.4 of this License Agreement subject to, as to Section 2.3, Pfizer’s payment obligations as described in Section 5 of this License Agreement to the extent any Product developed by Pfizer and later sold by Pfizer or a third party is covered by a Program Patent Right.

11.4.5	Termination of this License Agreement by Pfizer pursuant to Section 11.3 will not terminate Renovis’s licenses in Section 2.1 of this License Agreement.

11.4.6	The following Sections will survive expiration or termination of this License Agreement:

(a)	Appendix A (Definitions), Section 2.7 (No Implied Rights, Retained Rights), Section 5 (Payments),

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 6 (Treatment of Confidential Information), Section 11.4 (Effect of Termination), Section 11.5 (Reversion Products), Section 13 (Representations and Warranties), Section 15 (Indemnification by Pfizer), Section 16 (Indemnification by Renovis), Section 20 (Notices) and Section 21 (Governing Law).

(b)	a party’s right to receive any payments accrued under this License Agreement as of the effective date of termination; and

(c)	any other remedies that either party may otherwise have.

11.5	Reversion Products. Upon termination of this License Agreement by Renovis under Section 11.3.1 or Pfizer under Section 11.3.2, each Reversion Product will revert to Renovis as described below.

11.5.1	Product Documents. Pfizer will deliver all Product Documents to Renovis for each Reversion Product. Renovis may use the Product Documents and the information contained in them as it sees fit in the development and commercialization of the Reversion Products. However, Pfizer will not be liable for any [ * ] of the Product Documents.

11.5.2	Reversion License. Pfizer will grant to Renovis an exclusive, worldwide license, including the right to grant sublicenses, to manufacture, use, sell, offer for sale and import Reversion Products under all Pfizer’s rights in the Program Patent Rights or Pfizer Patent Rights that claim the composition of matter or method of use of the active ingredients of the Reversion Products.

11.5.3	Technology Transfer. Pfizer will participate in a technical transfer meeting between the appropriate technical teams of Renovis and Pfizer. The parties will make good faith efforts to assure that the meeting will not exceed [ * ] days.

11.5.4	No Further Obligation. The obligations set out in this Section 11.5 will be Pfizer’s sole obligations to provide licenses, documents, information and assistance to Renovis following termination of this License Agreement.

11.5.5

Renovis must not develop or commercialize a Reversion Product for an Indication the development of which was terminated by Pfizer because of either (a) action by the U.S. Food and Drug Administration, or other regulatory body, or

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) a [ * ] determination [ * ], and [ * ] such determination [ * ], that the Product is significantly lacking in efficacy or safety. Pfizer will not have any obligations under Section 5.3 with respect to such Indications.

12.	Bankruptcy. All rights granted under this License Agreement by Renovis are, for the purposes of Article 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Article 101 of the U.S. Bankruptcy Code. The parties agree that:

12.1	Rights and Elections. Pfizer, as licensee, will retain - and may fully exercise - all of its rights and elections under the U.S. Bankruptcy Code or equivalent legislation in any other jurisdiction.

12.2	Delivery of Intellectual Property. If a bankruptcy proceeding is commenced by or against Renovis under the U.S. Bankruptcy Code, Pfizer will be entitled to a complete duplicate of (or complete access to, as appropriate) the intellectual property and its embodiments. If the intellectual property and its embodiments are not already in Pfizer’s possession, they must be promptly delivered to Pfizer at Pfizer’s request when:

(a)	the bankruptcy proceeding is commenced, unless Renovis elects to continue to perform all of its obligations under this License Agreement; or

(b)	this License Agreement is rejected by or on behalf of Renovis.

13.	Representations and Warranties. Renovis and Pfizer represent and warrant to each other as follows:

13.1	It is a corporation duly organized, validly existing and is in good standing under the laws of the State of Delaware.

13.2	It is qualified to do business and is in good standing in each jurisdiction in which it conducts business.

13.3	It has all the power and authority to conduct its business as now being conducted.

13.4	It has all power and authority to enter into and perform this License Agreement.

13.5	This License Agreement has been duly authorized by all necessary corporate action and will not:

(a)	require the consent of its stockholders;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)	violate any applicable law;

(c)	violate its certificate of incorporation or bylaws; or

(d)	breach any material agreement, permit or other instrument that binds it or its assets.

13.6	It does not owe an obligation to a third party that conflicts with this License Agreement or that would impede its performance of this License Agreement.

13.7	It has sufficient rights in its tangible and intangible assets to perform this License Agreement and it is not aware that a third party disputes these rights.

14.	Covenants. During the term of this License Agreement, Renovis and Pfizer each will:

14.1	Remain qualified to do business in good standing in each jurisdiction in which it conducts business.

14.2	Maintain the rights in its tangible and intangible assets needed to perform this License Agreement.

14.3	Not accept an obligation to a third party that conflicts with this License Agreement or that would impede its performance of this License Agreement.

14.4	Develop, exploit and commercialize Products using Commercially Reasonable Efforts.

14.5	Comply with all information disclosure obligations pursuant to Sections 3, 4, 5, 6, 7 and 8 of this License Agreement.

14.6	Comply in all material respects with the requirements of all applicable laws.

15.	Indemnification by Pfizer.

15.1	Indemnity. Pfizer will indemnify Renovis and its Affiliates, and its or their officers, directors, shareholders, employees, agents and representatives (“Renovis Indemnified Parties”) against all liability resulting from any third party claim made against a Renovis Indemnified Party arising from:

(a)	Pfizer’s breach of any of its representations, warranties or covenants in Sections 13 and 14; or

(b)	Pfizer’s manufacture, sale, offer for sale, use or import of a Product.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

15.2	Control. On receipt of notice of the claim, the Renovis Indemnified Party must:

(a)	Promptly notify Pfizer.

(b)	Permit Pfizer - at its cost - to handle and control the claim. The Renovis Indemnified Party will have the right to participate in the defense of the claim at its own expense.

(c)	Give Pfizer - at its cost - all reasonable assistance in Pfizer’s handling of the claim.

15.3	Exclusions. This indemnity will not apply to the extent any claim arises out of a Renovis Indemnified Party’s negligence, wilful misconduct or breach of any term, representation, warranty or covenant in this License Agreement.

16.	Indemnification by Renovis.

16.1	Indemnity. Renovis will indemnify Pfizer and its Affiliates, and its or their officers, directors, shareholders, employees, agents and representatives (“Pfizer Indemnified Parties”) against all liability resulting from any third party claim made against a Pfizer Indemnified Party arising from:

(a)	Renovis’s breach of any of its representations, warranties or covenants in Section 13 and 14; or

(b)	Renovis’s manufacture, sale, offer for sale, use or import of a Reversion Product.

16.2	Control. On receipt of notice of the claim, the Pfizer Indemnified Party must:

(a)	Promptly notify Renovis.

(b)	Permit Renovis - at its cost - to handle and control the claim. The Pfizer Indemnified Party will have the right to participate in the defense of the claim at its own expense.

(c)	Give Renovis - at its cost - all reasonable assistance Renovis’s handling of the claim.

16.3	Exclusions. This indemnity will not apply to the extent any claim arises out of a Pfizer Indemnified Party’s negligence, wilful misconduct or breach of any term, representation, warranty or covenant in this License Agreement.

17.	Disclaimer of Liability for Consequential Damages. Neither party will be liable to the other under this License Agreement, whether in tort, contract or otherwise, for any indirect or consequential losses.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

18.	Other Agreements. Concurrently with the execution of this License Agreement, the parties will enter into the Research Agreement. This License Agreement and the Research Agreement are the sole agreements between the parties with respect to the Field.

19.	HSR. After signing this License Agreement, Pfizer and Renovis will promptly take (a) all actions necessary to make any filing required under the HSR Act and (b) reply at the earliest possible date with any requests for information received from the U.S. Federal Trade Commission (“FTC”) or Antitrust Division of the United States Department of Justice (“DoJ”) pursuant to the HSR Act. The parties will, to the extent reasonably practicable, consult with one another prior to making any filings, responses to inquiries or other contacts with the FTC or DoJ concerning the transactions contemplated by this License Agreement and will use commercially reasonable efforts to obtain any clearances related to this License Agreement that are necessary under the HSR Act. Each party will be responsible for its own costs in connection with such filing, except that Pfizer will be solely responsible for the applicable filing fees.

20.	Notices. All notices will be in writing and sent by certified mail, return receipt requested, courier or facsimile to the addresses noted below. Notices will be deemed on the date its receipt.

If to Pfizer:	Pfizer Global R&D Headquarters
50 Pequot Avenue
New London, CT 06320
Attn.: Executive Vice President, PGRD
Copy to: General Counsel, PGRD

Invoices should be sent to the attention of [ * ] at the following address:

[ * ]
Strategic Alliances, Mail Stop [ * ]
Pfizer Global R&D
50 Pequot Avenue
New London, CT 06320

If to Renovis:	Renovis, Inc.
Two Corporate Drive
South San Francisco, California 94080
Attention: Vice President, Corporate Development
Telephone: (650) 266-1400

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

21.	Governing Law. This License Agreement shall be governed by and construed in accordance with the laws of the State of New York.

22.	Change of Control. Upon each occurrence of a Change of Control, Renovis must notify Pfizer within five days after approval by Renovis’s board of directors of any transaction that constitutes a Change of Control. Following receipt of any such notice Pfizer may, by notifying Renovis in writing, elect to terminate any one or more of its obligations under the following Sections: Section 3.2 (Development Plans), Section 3,3 (Reports), Section 4 (Steering Committee), Section 6.8 (Publication), Section 8 (Filing, Prosecution and Maintenance of Pfizer Patent Rights) of this License Agreement; and Section 3 (Steering Committee) of the Research Agreement.

23.	Miscellaneous.

23.1	Binding Effect. This License Agreement is binding upon and inures to the benefit of a party’s legal representatives, successors and permitted assigns.

23.2	Counterparts. This License Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which shall constitute together the same document.

23.3	Amendment. This License Agreement may be amended only by written agreement of both of the parties.

23.4	Waiver. A party’s compliance with the terms of this License Agreement may only be waived by written notice from the other party and signed by a duly authorized officer of each party. Unless stated otherwise a waiver will not be deemed an ongoing waiver. The delay or failure of a party to require performance of a term of this License Agreement will not prevent the party from enforcing the term later.

23.5	Third Party Beneficiaries. It is the intention of the parties that no third party will have, and no third party has, any rights under this License Agreement.

23.6	Relationship. The parties are independent contractors. This License Agreement does not create a partnership between the parties or any third party.

23.7	Assignment and Successors. A party may not assign this License Agreement without the permission of the other party. However, a party may - without the permission of the other party - assign this License Agreement to:

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a)	its Affiliates;

(b)	any purchaser of all or substantially all of its assets; or

(c)	any successor corporation resulting from any merger or consolidation of such party with or into such corporations.

23.8	Force Majeure. A party will not be in breach or liable for any failure of delay of its performance of this License Agreement caused by natural disasters or circumstances reasonably beyond its control.

23.9	Severability. If any provision of this License Agreement is invalid or is unenforceable, the parties intend that the remainder of this License Agreement will be unaffected.

23.10	Currency. All dollar amounts stated herein are in U.S. dollars.

23.11	Export. The parties agree not to export, directly or indirectly, any U.S. source technical data acquired from the other party or any products utilizing such data to countries outside the United States, which export may be in violation of the U.S. export laws or regulations.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SIGNED BY:

PFIZER INC.		RENOVIS, INC.

By:	/s/ John L. LaMattina	By:	/s/ Corey S. Goodman

Title:	President, PGRD	Title:	President & CEO

Date:	May 25, 2005	Date:	May 26, 2005

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX A

LIST OF DEFINITIONS

These Definitions apply to both the Collaborative Research Agreement and the License and Royalty Agreement Between Pfizer Inc and Renovis, Inc.

“Affiliate” means any legal entity that: (a) that owns, directly or indirectly, at least 50% of the voting securities of the party; (b) has at least 50% of its voting securities owned, directly or indirectly, by the party; or (c) has at least 50% of its voting securities owned, directly or indirectly, by a legal entity that owns, directly or indirectly, at least 50% of the voting securities of the party.

“Candidate Alert Notification” means the notice issued [ * ] when a Product has met the guidelines for advancement, [ * ]. The guidelines as of the Effective Date are outlined in Appendix G.

“Change of Control” means that any of the following has occurred or Renovis (or any successor or assign) enters into an agreement providing for:

(a)	any Major Company becoming the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the voting securities of Renovis (or any successor or assign);

(b)	Renovis enters into an agreement with any Major Company providing for the sale or other disposition of all or substantially all of the assets of Renovis (or successor or assign) or Renovis’s VR-1 program;

(c)	a consolidation or merger of Renovis with a Major Company that results in the shareholders of Renovis (or any successor or assign) immediately before the occurrence of the consolidation or merger beneficially owning, in the aggregate, less than fifty percent (50%) of the voting securities of the surviving entity immediately after consolidation or merger; or

(d)	a change in Renovis’s (or any successor’s or assign’s) Board of Directors occurs with the result that the majority of members of the Board are representatives or appointed by a Major Company.

“Combination Net Sales” means Net Sales of the Combination Product multiplied by the fraction [ * ] where: [ * ] is Pfizer’s average sales price per unit dose for each Product in the Combination Product and [ * ] is the sum of the [ * ] of Pfizer’s sales price for each active agent that is not a VR-1 Antagonist in the Combination Product. If a Product is packaged with a delivery device or sold together with a delivery device for a single price, then Combination Net Sales for the purpose of determining the royalty due will be calculated as above, with the price of the delivery device as [ * ].

“Combination Product” means a pharmaceutical preparation that consists of a: (a) Product and one or more other active agents that are not VR-1 Antagonists; or (b) Product and a delivery device.

“Commencement of Phase I” means dosing of the first subject in a Phase I clinical trial initiated by or on behalf of Pfizer anywhere in the world.

“Commencement of Phase IIa” means dosing of the first subject in a Phase IIa clinical trial initiated by or on behalf of Pfizer anywhere in the world.

“Commencement of Phase III” means dosing of the first subject in a Phase III clinical trial initiated by or on behalf of Pfizer anywhere in the world.

“Commercially Reasonable Efforts” means those efforts and resources that Pfizer would use were it [ * ] pharmaceutical products that are [ * ] as the Product, taking into account product [ * ] or anticipated [ * ], [ * ], past performance, financial return, [ * ] considerations, [ * ] in the Field, all as measured by the facts and circumstances at the time such efforts are due.

“Commitment Year” means the twelve-month period commencing on each anniversary of the Effective Date.

“Confidential Information” means all information about a party’s Technology that is designated as confidential in writing not later than 30 days after disclosure by: (a) the party; (b) a third party acting on the party’s behalf; or (c) a third party under an obligation of confidence to the party.

“Effective Date” means the date that all applicable waiting periods under the HSR Act with respect to the transactions contemplated hereunder have expired or been terminated.

“Field” means research or development of Products.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations of that act.

“Indication” means an indication for the treatment, control or prevention of a disease or disorder approved by the FDA to be listed in the “Indication and Usage” section of the package insert for a Product.

“License Agreement” means the License and Royalty Agreement entered into by and between Pfizer and Renovis effective as of the Effective Date.

“Licensed Patent Rights” means the Renovis Patent Rights and Program Patent Rights.

“Licensed Technology” means Renovis Technology and Program Technology.

“Major Company” means (a) any entity that had for its most recently-completed fiscal year of at least 12 months or more either (i) at least [ * ] dollars ([ * ]) in annual net sales of pharmaceuticals for the treatment of pain or (ii) at least [ * ] dollars ([ * ]) in aggregate annual pharmaceutical net sales); or (b) or any entity that is a direct or indirect parent holding company of an entity described in (a).

“Major Countries” means [ * ] and the United States

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“Net Sales” means the gross amount billed or invoiced for sales or other disposition of a Product in final finished form by Pfizer, its Affiliates, or its sub-licensees to third parties, less the following deductions: (a) bad debts related to the Product; (b) any rebates, quantity, trade and cash discounts, and other usual and customary discounts to customers granted and taken in the ordinary course of business; (c) retroactive price reductions, allowances chargebacks, rebates, adjustments and amounts repaid or credited by reason of rejections or returns of the Product (including returns of the Product by reason of a Product recall or damaged or defective goods); (d) compulsory payments and rebates, actually paid or deducted; (e) customs duties and other governmental charges, as well as sales, use, excise, inventory, value added, and other taxes, related to the sale of the Product; and (f) payments, discounts, rebates, fees, reimbursements or similar payments granted to managed health care organizations or federal, state or local governments, their agencies, purchasers or reimbursers or any government subsidized programs, wholesalers or other distributors, buying groups, health insurance carriers, other institutions, or discount programs (including the Pfizer ShareCard and other similar discount cards), and write-offs from quantities of the Product donated by Pfizer to third parties; all to the extent not already deducted from the amount billed or invoiced and to the extent such a deduction has not otherwise been recovered or reimbursed. No deduction against gross amounts billed or invoiced will be made for commissions, study allowances, or marketing or promotional expenses.

“Patent Rights” means all the Valid Claims of patent applications and issued patents, whether domestic or foreign, including all continuations, continuations-in-part, divisions, and renewals, and letters of patent granted thereon, and all reissues, re-examination and extensions thereof and any patent restoration or extension period granted by a governmental authority, including but not limited to compensation for patent term lost during the clinical trial or regulatory approval process.

“Pfizer Patent Rights” means the Patent Rights listed in Appendix E and all Patent Rights within Pfizer Technology.

“Pfizer Technology” means the Technology introduced into the Research Program that is:

(a)	Developed by Pfizer’s officers, employees, agents or consultants:

(i)	before the Effective Date; or

(ii)	after the Effective Date [ * ] the Research Program; or

(b)	Obtained by Pfizer from third parties.

“Product Documents” means for each Reversion Product (a) the human clinical experience database; (b) all documents filed to the IND, NDA and foreign equivalents; and (c) all correspondence with the FDA or equivalent foreign agencies.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Products” means any VR-1 Antagonist, whether as a single agent or in combinations with other agents, for the treatment of human diseases or disorders.

“Program Patent Rights” means all Patent Rights in Program Technology.

“Program Technology” means Technology:

(a)	Developed by officers, employees, agents or consultants of the parties pursuant to the Research Plan.

(b)	Obtained jointly from third parties under Section 9 of the Research Agreement.

“Regulatory Approval” means, with respect to a nation or, where applicable, a multinational jurisdiction, any approvals, licenses, registrations or authorizations necessary for the manufacture, marketing and sale of a Product in such nation or such jurisdiction.

“Regulatory Authority” means any national (e.g., FDA), supranational (e.g., the EMEA), regional, state or local regulatory agency that has authority to grant Regulatory Approval of pharmaceutical products.

“Renovis Patent Rights” means the Patent Rights listed in Appendix C and all Patent Rights in Renovis Technology.

“Renovis Technology” means Technology introduced into the Research Program that is:

(a)	Developed by Renovis’s officers, employees, agents or consultants:

(i)	before the Effective Date; or

(ii)	after the Effective Date [ * ] the Research Program; or

(b)	Obtained by Renovis from third parties.

“Research Plan” means the written plan describing the activities to be performed in the Research Program each Commitment Year and as further described in Section 2.2 of the Research Agreement and Appendix B.

“Research Program” means the collaborative research program in the Field to be performed by Pfizer and Renovis pursuant to the terms of the Research Agreement.

“Research Agreement” means the Collaborative Research Agreement entered into by and between Pfizer and Renovis effective as of the Effective Date.

“Reversion Product” means a Product that (a) has been the subject of a [ * ]; (b) has not received Regulatory Approval; and (c) the manufacture, sale, offer for sale, use or import of which would infringe a Valid Claim of the Licensed Patent Rights

“Technology” means all materials, technology, technical information, intellectual property, know-how, expertise and trade secrets.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Valid Claim” means any claim of a patent or patent application that (a) has not been disclaimed by Renovis with respect to Renovis Patent Rights, Pfizer with respect Pfizer Patent Rights or both parties with respect to Program Patent Rights or (b) has not been held unenforceable, unpatentable or invalid in a final decision of a court or other governmental agency rendered by a tribunal of competent jurisdiction from which no appeal has been or can be taken.

“VR-1” means the protein encoded by the [ * ] gene, the transient receptor potential cation channel, [ * ].

“VR-1 Antagonist” will have the meaning described in Appendix F.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX B

RESEARCH PLAN

PROJECT MANAGEMENT

[ * ]

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APPENDIX C

RENOVIS PATENT RIGHTS

[ * ]

[ * ]

[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
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[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]

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[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]

[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX D

MILESTONES FOR [ * ] INDICATIONS WILL BE PAID ON THE FOLLOWING INDICATIONS:

[ * ].

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APPENDIX E

PFIZER PATENT RIGHTS

PFIZER - CONFIDENTIAL

[ * ]

Application No.	Application Type	Filing Date	Our Ref.
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]

*	[ * ]

**	[ * ]

***	[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX F

DEFINITION OF VR-1 ANTAGONIST

A VR-1 Antagonist is any compound that meets the following [ * ] criteria:

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX G

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX H

SPECIFIC ACTIVITIES OF THE STEERING COMMITTEE UNDER THE RESEARCH PROGRAM INCLUDE, FOR EXAMPLE:

(a)	[ * ];

(b)	[ * ];

(c)	[ * ]; and

(d)	[ * ];

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX I

DEVELOPMENT PLANS: Each year Pfizer will prepare a Development Plan, as described in Section 3.2 of the License Agreement and this Appendix I, for each Product it is developing under this License Agreement. Before a Development Plan is finalized, it will be given to the Steering Committee for review. [ * ]

SPECIFIC ACTIVITIES OR REPORTING OF THE STEERING COMMITTEE DURING DEVELOPMENT.

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.